Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

SL HOLDINGS CORPORATION

The undersigned, in order to form a corporation pursuant to the General Corporation Law of the State of Delaware, certifies:

FIRST:                                                   The name of the corporation is SL Holdings Corporation.

SECOND:                                    The registered office of the corporation in the State of Delaware is located at 306 South State Street, Kent County, Dover, Delaware. The name of its registered agent at such address is the United States Corporation Company.

THIRD:                                               The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as presently in effect or as it may hereafter be amended.

FOURTH:                                   The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Ten Million (10,000,000) shares of Common Stock, par value of $.01 per share,

FIFTH:                                                  The name and mailing address of the incorporator is Gary S. Wigmore, Esq., Suite 1400, 26 Broadway, New York, New York 10004.

SIXTH:                                                For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and stock-holders, it is further provided that:

1.                                       The election of directors of the corporation need not be by written ballot unless the by-laws so require.

2.                                       In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(a)                                  To adopt, amend or repeal by- laws of the corporation in the manner provided in the by-laws of the corporation.

(b)                                 Without the assent or vote of the stockholders, to authorize and issue obligations of the corporation, secured or unsecured, and to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its solo discretion, may determine.

(c)                                  To exercise all of the powers of the corporation except those which by law or this certificate of incorporation expressly require the consent of the stockholders.

3.                                         Any vote or votes authorizing liquidation of the corporation or proceedings for its dissolution may provide, subject to the rights of creditors and preferred stockholders, if any, for the distribution pro rata among the stockholders of the corporation of the assets of the corporation, wholly or in part, in cash or in kind, whether such assets be in cash or other property, and any such vote or votes may authorize the Board of Directors of the corporation to determine the valuation of the different assets of the corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash and/or property of the corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

SEVENTH:                              No stockholder shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock.

EIGHTH:                                        The corporation reserves the right to amend, alter, change or repeal any provision contained in

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this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I subscribe this Certificate of Incorporation and affirm that the statements made herein are true under the penalties of perjury, this 31st day of July, 1985.

/s/ Gary S. Wigmore
Gary S. Wigmore, Esq.

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8503290251

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SL HOLDINGS CORPORATION

Adopted in accordance with the provisions of
Section 242 of the General Corporation Law
of the State of Delaware

WE, THE UNDERSIGNED, Harold S. Geneen, President and Bruce Pollack, Secretary, of SL Holdings Corporation, do hereby certify:

FIRST:            That the name of the corporation is SL Holdings Corporation.

SECOND:       That the certificate of incorporation of said corporation was filed in the office of the Secretary of State of the State of Delaware on August 2, 1985.

THIRD:           That Article FOURTH of the Certificate of Incorporation dealing with the amount of capital stock of the corporation is hereby amended to add a class of Preferred Stock. To effect such amendment, said Article FOURTH is hereby amended to read in its entirety as follows:

FOURTH:       The total number of shares of stock which the corporation shall have authority to issue is 10,004,400, consisting of 10,000,000 shares of Common Stock, par value of $0.01 per share (the “common shares”) and 4,400 of Cumulative Preferred Stock, par value of $0.01 per share  (the “Preferred shares”).  A statement of the relative rights, preferences and limitations granted to or imposed upon the respective classes of shares of the holders hereof is as follows:

(a)                                  Dividends. The holders of preferred shares shall be entitled to receive out of any funds of the corporation at the time legally available for the declaration of dividends, dividends at the rate of $120 per share per annum, and no more, payable in cash annually, or at such intervals as the Board of Directors may from time to time determine, when and as declared by the Board of Directors. Dividends on the preferred shares shall be cumulative from and after the date of issuance thereof. No dividends shall be paid or set apart for payment on the common shares, nor shall any distribution be made on the common shares, nor shall any common shares be redeemed, retired or otherwise acquired by the corporation unless full cumulative dividends on the preferred shares through the first day of the month prior to such dividend, distribution or payment shall have been declared and the corporation shall have paid such dividends or set aside a sum sufficient for the payment thereof.

Subject to all of the preferential rights of the preferred shares, dividends may be paid on the common shares, as and when declared by the Board of Directors, out of any funds of this corporation legally available for the payment or such dividends.

(b)                                 Liquidation. In the event of a liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the holders of preferred shares shall be entitled to receive out of the assets of the corporation, whether such assets are capital or surplus of any nature, the sum of $1000 per share plus an amount equal to accumulated and unpaid dividends to the date of liquidation (such sum being hereinafter referred to as the “liquidation amount”), and no more, before any payment shall be made or any assets distributed to the holders of common shares.

If upon such liquidation, dissolution, or winding up, whether voluntary or involuntary, the assets thus distributed among the holders of the preferred shares shall be insufficient to permit the payment of the liquidation amount for each issued and outstanding preferred share, then the entire assets of the corporation to be distributed shall be distributed ratably among the holders of the preferred shares.

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In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, subject to all of the preferential rights of the holders of preferred shares on distribution or otherwise, the holders of common shares shall be entitled to receive, ratably, all of the remaining assets of the corporation.

A consolidation or merger of the corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding up, for purposes of this provision.

(c)  Redemption. The corporation, at the option of the Board of Directors, at any time may redeem the whole or from time to time may redeem any part of the preferred shares by paying in cash therefor $1000 per share plus an amount equal to accumulated and unpaid dividends to the date of redemption, such sum being hereinafter referred to as the “redemption price”.

The corporation, on December 31, 1995 or on the first business day thereafter, shall purchase and redeem such preferred shares then outstanding by paying the redemption price therefor in cash If, on such date, the funds of the corporation legally available for the redemption of preferred shares are insufficient to redeem the entire number of preferred shares outstanding at the redemption price, such funds shall be used to redeem the maximum number of preferred shares at the redemption price. Thereafter, any additional funds available for the redemption of preferred shares shall immediately be used by the corporation to redeem preferred shares until all preferred shares have been redeemed.

In case of the redemption of a part only of the outstanding preferred shares, the corporation shall effect such redemption pro rata. At least 90 days’ prior notice by mail, postage prepaid, shall be given to the holders of record of the preferred shares to be redeemed, such notice to be addressed to each such shareholder at his post office address as shown by the records of the corporation. On or after the date fixed for redemption and stated in such notice, each holder

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of preferred shares called for redemption shall surrender his certificate evidencing such shares to the corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available for delivery to the holders of preferred shares, then notwithstanding that the certificate evidencing any preferred shares so called for redemption shall not have been surrendered, all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate except only the right of the holders to receive the redemption price thereof without interest upon the surrender of their certificates therefor.

(d) Voting. The holders of common shares issued and outstanding, except where otherwise provided by law, shall have and possess the exclusive right to notice of shareholders’ meetings and the exclusive voting rights and powers, and the holders of the preferred shares shall not be entitled to any notice of shareholders’ meetings or to vote upon the election of directors or upon any question affecting the management or affairs of the corporation, except where such notice or vote is required by law.”

FOURTH:       That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have subscribed this certificate this 21st day of November, 1985.

/s/ Harold S. Geneen
Harold S. Geneen
President

ATTEST:

/s/ Bruce Pollack
Bruce Pollack
Secretary

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CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION

of
SL HOLDINGS CORPORATION

Adopted in accordance with the

provisions of the General

Corporation Law of the

State of Delaware

We, the President and Secretary of SL HOLDINGS CORPORATION, a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of said corporation as follows:

FIRST:            That the Certificate of Incorporation of said corporation has been amended by adding the following as new Article NINTH:

“A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or in knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.”

SECOND:       That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have duly executed this Certificate and caused the seal of the Corporation to be hereunto affixed this 5th day of November 1986.

/s/ David B. Cornstein
David B. Cornstein
President

ATTEST:	/s/ Robert Meisel
Robert Meisel
Secretary

[Corporate Seal]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SL HOLDINGS CORPORATION

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

SL Holdings Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:            Resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted at a meeting of the Board of Directors of the Corporation held on November 21, 1988.

SECOND:       Thereafter, said amendment was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware by the written consent of stockholders of the Corporation holding a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon, and prompt written notice of the taking of such action by written consent was given to those stockholders who did not consent thereto.

THIRD:           Said amendment would amend the Certificate of Incorporation of the Company by deleting Article FOURTH thereof in its entirety and substituting in lieu thereof the following new Article FOURTH:

FOURTH:       The Corporation shall have authority to issue the following classes of stock in the following amounts with the respective powers, preferences, rights, qualifications, limitations and restrictions set forth below.

(A) Statement of Authorized Stock. The Corporation shall have the authority to issue a total number of 10,100,000 shares of capital stock of the following classes in the following amounts:

(1) Common Stock – 10,000,000 shares, par value $.01 per share (the “Common Stock”); and

(2) Preferred Stock – 100,000 shares, par value $.01 per share (the “Preferred Stock”).

(B)  Statement of Rights and Preferences. The respective designations, powers, preferences, rights, qualifications, limitations and restrictions of the Corporation’s capital stock shall be as follows:

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(1)                                  Common Stock. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to dividends when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided by law or this Certificate of Incorporation, the holders of Common Stock shall have full voting rights and powers and each share of Common Stock shall be entitled to one vote.

(2)                                  Preferred Stock.

Section 1.  Dividends.

(a)           Right to Receive Cash Dividends. The holders of Preferred Stock shall be entitled to receive out of any funds legally available therefor, when, as and if declared by the Corporation’s Board of Directors, cumulative dividends at the rate of $100.00 per share, and no more, payable in cash on the last day of February in each year (unless such day is not a “business day” (a “business day” being any day which is not a legal holiday or other day on which banking institutions or any national securities exchanges are authorized by law or executive order to close), in which event on the next business day) (such date the “annual dividend payment date”), to holders of record as they appear on the register for the Preferred Stock on the February 1 immediately preceding the annual dividend payment date, all as set forth in this Section 1. The holders of Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as set forth in this Section 1.

(b)           Cumulative Dividends; Preference. Dividends on each share of the Preferred Stock shall be cumulative (whether or not earned or declared) from the date such share is initially issued. If the full amount of the dividend, including all Accrued and Unpaid Dividends, payable with respect to any dividend period is not so paid, the cumulative amount of all Accrued and Unpaid Dividends shall be payable on the date the next annual dividend is paid in accordance with this Section 1. If full cumulative dividends are not paid upon the Preferred Stock, all dividends declared upon shares of the Preferred Stock shall be paid pro rata to the

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holders of the outstanding Preferred Stock. So long as any shares of Preferred Stock are outstanding, the Corporation shall not (i) declare, pay or set aside for payment any dividend or other distribution in respect of its Junior Distribution Stock, or call for redemption, redeem, purchase or otherwise acquire or permit any subsidiary of the Corporation to acquire for consideration any shares of Junior Distribution Stock unless full cumulative dividends for all past dividend periods shall have been declared and paid on the Preferred Stock or (ii) issue any Parity Stock or any capital stock of the Corporation which, as to payment of dividends or as to distribution of assets, ranks senior to the Preferred Stock or any security of the Corporation convertible into any of the foregoing. Accumulated dividends shall not bear interest.

Section 2.  Optional Redemption.  The shares of Preferred Stock may be redeemed at the option of the Corporation, out of funds legally available therefor, in whole or in part at any time at the Redemption Price; provided that (i) immediately prior to authorizing or making any such redemption with respect to the Preferred Stock, the Corporation by resolution of its Board of Directors shall, to the extent of any funds legally available therefor, declare a dividend on the Preferred Stock payable on the redemption date in an amount equal to any Accrued and Unpaid Dividends as of such date and (ii) if the Corporation does not have sufficient funds legally available to declare and pay all Accrued and Unpaid Dividends at the time of such redemption, an amount equal to any remaining Accrued and Unpaid Dividends on such shares shall be added to the Redemption Price. Notice of an optional redemption shall be mailed by certified or registered mail not less than thirty (30) or more than sixty (60) days in advance of the date designated for such redemption (herein called the “redemption date”) to the holders of record of the shares of Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. Except as otherwise required by applicable law, failure to give any such notice, or any defect therein, shall not affect the validity of such a redemption.

In case of any redemption pursuant to this Section 2 (or any other purchase or acquisition by the Corporation of shares of Preferred Stock) of a part only of the shares of Preferred Stock at the time outstanding, such redemption, purchase or other acquisition shall be made pro rata as nearly as practicable, according to the number of

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shares held by the respective holders, with adjustments to the extent practicable to equalize for any prior redemptions, provided that only full shares of Preferred Stock shall be selected for redemption.

Section 3.  Surrender of Redeemed Share Certificates. On or after a redemption date, the holders of shares of Preferred Stock which have been called for redemption shall surrender their certificates representing such shares to the Corporation at its principal place of business or as otherwise notified, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. The right to receive dividends on such shares of Preferred Stock so called for redemption shall cease to accrue from and after a redemption date, unless there shall have been a default in payment of the Redemption Price, and all rights of the holders of such shares of Preferred Stock, excepting only the right to receive the Redemption Price without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

Section 4.  Non-Surrender of Redeemed Share Certificates.  If, on a redemption date, the funds necessary for the redemption required on such date shall have been irrevocably deposited pursuant to law for the pro rata benefit of the holders of the shares of Preferred Stock called for redemption on such redemption data, or have been paid, pursuant to a separate agreement between the Corporation and any such holder, directly to such holder without surrender of any certificates registered in such holder’s name, then, notwithstanding that any certificates for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of Preferred Stock represented thereby shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue from and after such redemption date and all rights of the holders of such shares of Preferred Stock so called for redemption shall forthwith, after such redemption date, cease and terminate, excepting only the right to receive, if not theretofore received pursuant to such separate agreement, the Redemption Price therefor but without interest. Any moneys so deposited by the Corporation and unclaimed at the end of six (6) years from the date fixed

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for such redemption shall be repaid to and utilized by the Corporation, after which repayment holders of the shares of Preferred Stock so called for redemption shall look only to the Corporation for payment thereof.

Section 5.  Condition to Corporation’s Right to Redeem.  The Corporation shall not redeem any shares of Preferred Stock unless and until full cumulative dividends on all outstanding shares of Preferred Stock, other than shares then to be called for redemption, shall have been declared by the Board of Directors and paid or irrevocably deposited pursuant to law for payment to the owners of the Preferred Stock for all past dividend periods and for the then current dividend period.

Section 6.  Status of Shares Redeemed.  Shares of Preferred Stock redeemed through optional redemptions or otherwise purchased or acquired by the Corporation shall be retired and may not be reissued as shares of Preferred Stock.

Section 7. Voting. The holders of the shares of the Preferred Stock shall not, except as otherwise required by law or as set forth herein, have any right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of the Corporation’s stockholders. On any matters on which the holders of the Preferred Stock shall be entitled be vote, they shall be entitled to one vote for each share held.

Section 8. Liquidation.  In the event of any complete or partial liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the shares of the Preferred Stock shall each be entitled to receive out of the assets of the Corporation out of funds legally available therefor, a sum equal to $1,000.00 plus an amount equal to Accrued and Unpaid Dividends on such shares to the date of such liquidation, dissolution or winding up, which preferential amount shall be paid in full before any distribution on any such liquidation, dissolution or winding up is paid upon or set apart for any class of Junior Distribution Stock. In the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the Corporation by resolution of its Board of Directors shall be required to, to the extent of any funds legally available therefor, declare a dividend on the Preferred Stock payable before any distribution is made to any holder of Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to liquidation, dissolution or winding up, in an amount equal to

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any Accrued and Unpaid Dividends as of such date and if the Corporation does not have sufficient funds legally available to declare and pay all Accrued and Unpaid Dividends at the time of such liquidation, an amount equal to any remaining Accrued and Unpaid Dividends shall be added to the price to be received by the holders of the Preferred Stock for such Preferred Stock. If the assets of the Corporation shall be insufficient to permit the payment in full of such preferential amounts in respect of the Preferred Stock and all other classes and series of Parity Stock, then said assets shall be distributed ratably among the holders of the shares of Preferred Stock and of such other classes and series of Parity Stock in proportion to the amounts which would be payable on such liquidation, dissolution or winding up if all such amounts were paid in full. The sale, conveyance, exchange, or transfer of all or substantially all of the assets and properties of the Corporation, except in partial or complete redemption of any class of Junior Distribution or Parity Stock, or the merger or consolidation of the Corporation into or with any other corporation shall not be deemed a liquidation, dissolution or winding up for the purposes hereof.

Section 9. Definitions. For the purposes hereof, the following terms shall have the following respective meanings:

“Accrued and Unpaid Dividends” shall mean a sum equal to full dividends on the Preferred Stock, as if the same had been declared and paid at the rate specified in Section l(b) hereof for each dividend period for which no dividend was declared, from the date from which dividends are payable on the shares of Preferred Stock, accrued to the payment or conversion date, as the case may be, less the aggregate amount of all dividends theretofore paid thereon.

“Junior Distribution Stock” shall mean the Common Stock of the Corporation, any other stock over which the Preferred Stock has a preference as to payment of dividends or as to distribution of assets and any securities of whatever form which are convertible into or exchangeable for Junior Distribution Stock.

“Parity Stock” shall mean any stock of the Corporation ranking as to payment of dividends and as to distribution of assets on a parity with the Preferred Stock and any securities of whatever form which are convertible into or exchangeable for Parity Stock.

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“Person” shall mean a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency; and

“Redemption Price” shall mean $1,000.00 per share plus the amount, if any, required to be added to the Redemption Price pursuant to Sections 2 or 8 hereof.”

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and attested by its Secretary this 5th day of December, 1988.

SL HOLDINGS CORPORATION

		By	/s/ John C. Belknap
John C. Belknap
Vice President

Attest:

By	/s/ Bonni G. Davis
Bonni G. Davis
Assistant Secretary

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CERTIFICATE OF OWNERSHIP AND MERGER

OF

SELIGMAN & LATZ, INC.,
A DELAWARE CORPORATION

INTO

SL HOLDINGS CORPORATION,
A DELAWARE CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware

SL Holdings Corporation, a Delaware corporation, desiring to merge with and into itself Seligman & Latz, Inc., a Delaware corporation, pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST:            That SL Holdings Corporation owns all of the outstanding shares of capital stock of Seligman & Latz, Inc.

SECOND:       That the Board of Directors of SL Holdings Corporation by the following resolutions duly adopted as of the 5th day of December, 1988, which resolutions have not been amended or rescinded and are now in full force and effect, determined to merge with and into itself Seligman & Latz, Inc.

“WHEREAS, this corporation has acquired and now lawfully owns all of the capital stock of Seligman & Latz, Inc. and desires to merge with and into itself said corporation;

“NOW, THEREFORE, BE IT RESOLVED, that this corporation merge and it does hereby merge with and into itself Seligman & Latz, Inc.; and further

“RESOLVED, that the proper officers of this corporation be, and they hereby are, authorized and directed to make and execute, in its name, and to file in the proper public offices, a certificate of such ownership, setting forth a copy of these resolutions; and further

“RESOLVED, that the terms and conditions of the merger are as follows:

1.                                       Upon the effectiveness of the merger, each outstanding share of common stock of Seligman & Latz, Inc. shall, by reason of the merger and without any action by the holder thereof, be cancelled;

2.                                       Upon the effectiveness of the merger, each outstanding share of common stock of this corporation shall remain outstanding as a share of the surviving corporation;

3.                                       At any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware, the Board of Directors of this corporation or any duly authorized committee thereof may determine not to effect the merger; and further

“RESOLVED, that the officers of this corporation be, and they hereby are, authorized and directed to take such further action as in their judgment may be necessary or proper to consummate the merger provided for by these resolutions.”

IN WITNESS WHEREOF, SL Holdings Corporation has caused this Certificate to be executed by its duly authorized officers this 6th day of December, 1988.

SL HOLDINGS CORPORATION

		By:	/s/ John C. Belknap
Title: Vice President

ATTEST:

By:	/s/ Bonni G. Davis
Title: Assistant Secretary

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CERTIFICATE OF MERGER

OF

FINLAY FINE JEWELRY CORPORATION

WITH AND INTO

SL HOLDINGS CORPORATION

It is hereby certified that:

1.                                       The constituent business corporations participating in the merger herein certified are:

(i) Finlay Fine Jewelry Corporation (“Sub”), which is incorporated under the laws of the State of Delaware; and

(ii) SL Holdings Corporation (“Holdings”), which is incorporated under the laws of the State of Delaware.

2.                                       An Agreement and Plan of Merger, dated as of December 5, 1988 (the “Agreement and Plan of Merger”) between Sub and Holdings, has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”). The Agreement and Plan of Merger has been approved and adopted by the written consent of the stockholders of Holdings and the sole stockholder of Sub in accordance with the provisions of Section 228 of the DGCL and written notice has been given as provided therein.

3.                                       The name of the Surviving Corporation in the merger herein certified is SL Holdings Corporation, which will continue its existence as said Surviving Corporation and change its name to Finlay Fine Jewelry Corporation upon the effective date of said merger pursuant to the provisions of the DGCL.

4.                                       The Certificate of Incorporation of the aforesaid Surviving Corporation shall be amended in the merger in its entirety to read as set forth in the Certificate of Incorporation annexed as Exhibit 1 hereto.

5.                                       The executed Agreement and Plan of Merger is on file at the principal place of business of the aforesaid Surviving Corporation, the address of which is as follows:

Finlay Fine Jewelry Corporation

c/o S&L Acquisition Company L.P.

521 Fifth Avenue

New York, New York 10175

6.                                       A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid Surviving Corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

Dated: December 6, 1988

SL HOLDINGS CORPORATION

		By:	/s/ John C. Belknap
Title: Vice President

Attest:

By:	/s/ Bonni G. Davis
Title: Assistant Secretary

FINLAY FINE JEWELRY CORPORATION

		By:	/s/ Barry D. Scheckner
Title: Senior Vice President

Attest:

By:	/s/ Bonni G. Davis
Title: Secretary

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Exhibit 1

CERTIFICATE OF INCORPORATION

OF

FINLAY FINE JEWELRY CORPORATION

The undersigned, in order to form a corporation pursuant to the General Corporation Law of the State of Delaware, certifies:

FIRST:            The name of the corporation is FINLAY FINE JEWELRY CORPORATION (hereinafter called the “Corporation”).

SECOND:       The registered office of the Corporation in the State of Delaware is located at 229 South State Street, Kent County, Dover, Delaware 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD:           The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as presently in effect or as it may hereafter be amended.

FOURTH:       The Corporation shall have authority to issue the following classes of stock in the following amounts with the respective powers, preferences, rights, qualifications, limitations and restrictions set forth below.

(A)                              Statement of Authorized Stock.  The Corporation shall have the authority to issue a total number of 101,000 shares of capital stock of the following classes in the following amounts:

(1)                                  Common Stock - 1,000 shares, par value $.01  per share (the “Common Stock’);

(2)                                  Preferred Stock - 100,000 shares, par value  $.01 per share (the “Preferred Stock”),

(B)                                Statement of Rights and Preferences. The respective designations, powers, preferences, rights, qualifications, limitations and restrictions of the Corporation’s capital stock shall be as follows:

(1)                                  Common Stock.  Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to dividends when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided by law or this Certificate of Incorporation, the holders of Common Stock shall have full voting rights and powers and each share of Common Stock shall be entitled to one vote.

(2)  Preferred Stock.

Section 1.       Dividends.

(a)                                  Right to Receive Cash Dividends. The holders of Preferred Stock shall be entitled to receive out of any funds legally available therefor, when, as and if declared by the Corporation’s Board of Directors, cumulative dividends at the rate of $100.00 per share, and no more, payable in cash on the last day of February in each year (unless such day is not a “business day” (a “business day” being any day which is not a legal holiday or other day on which banking institutions or any national securities exchanges are authorized by law or executive order to close), in which event on the next business day) (such date the “annual dividend payment date”), to holders of record as they appear on the register for the Preferred Stock on the February 1 immediately preceding the annual dividend payment date, all as set forth in this Section 1. The holders of Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as set forth in this Section 1.

(b)                                 Cumulative Dividends; Preference. Dividends on each share of the Preferred Stock shall be cumulative  (whether or not earned or declared) from the date such share is initially issued. If the full amount of the dividend, including all Accrued and Unpaid Dividends, payable with respect to any dividend period is not so paid, the cumulative amount of all Accrued and Unpaid Dividends shall be payable on the date the next annual dividend is paid in accordance with this Section 1. If full cumulative dividends are not paid upon the Preferred Stock, all dividends declared upon shares of the Preferred Stock shall be paid pro rata to the holders of the outstanding Preferred Stock. So long as any shares of Preferred Stock are outstanding, the Corporation shall not (i) declare, pay or set aside for payment any dividend or other distribution in respect of its Junior Distribution Stock, or call for redemption, redeem, purchase or otherwise acquire or permit any subsidiary of the Corporation to acquire for consideration any shares of Junior Distribution Stock unless full cumulative dividends for all past dividend periods shall have been declared and paid on the Preferred Stock or (ii) issue any Parity Stock or any capital stock of the Corporation which, as to payment of dividends or as to distribution of assets, ranks senior to the Preferred Stock or any security of the Corporation convertible into any of the foregoing. Accumulated dividends shall not bear interest.

Section 2.  Optional Redemption. The shares of Preferred Stock may be redeemed at the option of the Corporation, out of funds legally available therefor, in whole or in part at any time at the Redemption Price; provided that (i) immediately prior to authorizing or making any such redemption with respect to the Preferred Stock, the Corporation by resolution of its Board of Directors shall, to the extent of any funds legally available therefor, declare a dividend on the Preferred Stock payable on the redemption date in an amount equal to any Accrued and Unpaid Dividends as of such date and (ii) if the Corporation does not have sufficient funds legally available to declare and pay all Accrued and Unpaid Dividends at the time of such redemption, an amount equal to any remaining Accrued and Unpaid Dividends on such shares shall be added to the Redemption Price. Notice of an optional redemption shall be mailed by certified or registered mail not less than thirty (30) or more than sixty (60) days in advance of the date designated for such redemption (herein called the “redemption date”) to the holders of record of the shares of Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. Except as otherwise required by applicable law, failure to give any such notice, or any defect therein, shall not affect the validity of such a redemption.

In case of any redemption pursuant to this Section 2 (or any other purchase or acquisition by the Corporation of shares of Preferred Stock) of a part only of the shares of Preferred Stock at the time outstanding, such redemption, purchase or other acquisition shall be made pro rata as nearly as practicable, according to the number of shares held by the respective holders, with adjustments to the extent practicable to equalize for any prior redemptions, provided that only full shares of Preferred Stock shall be selected for redemption.

Section 3.  Surrender of Redeemed Share Certificates.  On or after a redemption date, the holders of shares of Preferred Stock which have been called for redemption shall surrender their certificates representing such shares to the Corporation at its principal place of business or as otherwise notified, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. The right to receive dividends on such shares of Preferred Stock so called for redemption shall cease to accrue from and after a redemption date, unless there shall have been a default in payment of the Redemption Price, and all rights of the holders of such shares of Preferred Stock, excepting only the right to receive the Redemption Price without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

Section 4.  Non-Surrender of Redeemed Share Certificates. If, on a redemption date, the funds necessary for the redemption required on such date shall have been irrevocably deposited pursuant to law for the pro rata benefit of the holders of the shares of Preferred Stock called for redemption on such redemption date, or have been paid, pursuant to a separate agreement between the Corporation and any such holder, directly to such holder without surrender of any certificates registered in such holder’s name, then, notwithstanding that any certificates for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of Preferred Stock represented thereby shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue from and after such redemption date and all rights of the holders of such shares of Preferred Stock so called for redemption shall forthwith, after such redemption date, cease and terminate, excepting only the right to receive, if not theretofore received pursuant to such separate agreement, the Redemption Price therefor but without interest. Any moneys so deposited by the Corporation and unclaimed at the end of six (6) years from the date fixed for such redemption shall be repaid to and utilized by the Corporation, after which repayment holders of the shares of Preferred Stock so called for redemption shall look only to the Corporation for payment thereof.

Section 5.  Condition to Corporation’s Right to Redeem. The Corporation shall not redeem any shares of Preferred Stock unless and until full cumulative dividends on all outstanding shares of Preferred Stock, other than shares then to be called for redemption, shall have been declared by the Board of Directors and paid or irrevocably deposited pursuant to law for payment to the owners of the Preferred Stock for all past dividend periods and for the then current dividend period.

Section 6.  Status of Shares Redeemed.  Shares of Preferred Stock redeemed through optional redemptions or otherwise purchased or acquired by the Corporation shall be retired and may not be reissued as shares of Preferred Stock.

Section 7.  Voting. The holders of the shares of the Preferred Stock shall not, except as otherwise required by law or as set forth herein, have any right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of the Corporation’s stockholders. On any matters on which the holders of the Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

Section 8.  Liquidation. In the event of any complete or partial liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the shares of the Preferred Stock shall each be entitled to receive out of the assets of the Corporation out of funds legally available therefor, a sum equal to $1,000.00 plus an amount equal to Accrued and Unpaid Dividends on such shares to the date of such liquidation, dissolution or winding up, which preferential amount shall be paid in full before any distribution on any such liquidation, dissolution or winding up is paid upon or set apart for any class of Junior Distribution Stock. In the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the Corporation by resolution of its Board of Directors shall be required to, to the extent of any funds legally available therefor, declare a dividend on the Preferred Stock payable before any distribution is made to any holder of Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to liquidation, dissolution or winding up, in an amount equal to any Accrued and Unpaid Dividends as of such date and if the Corporation does not have sufficient funds legally available to declare and pay all Accrued and Unpaid Dividends at the time of such liquidation, an amount equal to any remaining Accrued and Unpaid Dividends shall be added to the price to be received by the holders of the Preferred Stock for such Preferred Stock. If the assets of the Corporation shall be insufficient to permit the payment in full of such preferential amounts in respect of the Preferred Stock and all other classes and series of Parity Stock, then said assets shall be distributed ratably among the holders of the shares of Preferred Stock and of such other classes and series of Parity Stock in proportion to the amounts which would be payable on such liquidation, dissolution or winding up if all such amounts were paid in full. The sale, conveyance, exchange, or transfer of all or substantially all of the assets and properties of the Corporation, except in partial or complete redemption of any class of Junior Distribution or Parity Stock, or the merger or consolidation of the Corporation into or with any other corporation shall not be deemed a liquidation, dissolution or winding up for the purposes hereof.

Section 9.  Definitions. For the purposes hereof, the following terms shall have the following respective meanings:

“Accrued and Unpaid Dividends” shall mean a sum equal to full dividends on the Preferred Stock, as if the same had been declared and paid at the rate specified in Section 1(b) hereof for each dividend period for which no dividend was declared, from the date from which dividends are payable on the shares of Preferred stock, accrued to the payment or conversion date, as the case may be, less the aggregate amount of all dividends theretofore paid thereon.

“Junior Distribution Stock” shall mean the Common Stock of the Corporation, any other stock over which the Preferred Stock has a preference as to payment of dividends or as to distribution of assets and any securities of whatever form which are convertible into or exchangeable for Junior Distribution Stock.

“Parity Stock” shall mean any stock of the Corporation ranking as to payment of dividends and as to distribution of assets on a parity with the Preferred Stock and any securities of whatever form which are convertible into or exchangeable for Parity Stock.

“Person” shall mean a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency; and

“Redemption Price” shall mean $1,000.00 per share plus the amount, if any, required to be added to the Redemption Price pursuant to Sections 2 or 8 hereof.”

FIFTH:            The name and mailing address of the incorporator is Gary S. Wigmore, Esq., Suite 1400, 26 Broadway, New York, New York 10004.

SIXTH:           For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided that:

1.                                       The election of directors of the corporation need not be by written ballot unless the By-Laws so require.

2.                                       The Board of Directors of the Corporation shall consist of such number of directors as may be prescribed by the Corporation’s By-Laws or any Stockholders’ Agreement to which the Corporation is a party. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to exercise all of the powers of the Corporation except those which by law or this Certificate of Incorporation expressly require the consent of the stockholders of the Corporation.

3.                                       Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and preferred stockholders, if any, for the distribution pro rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part, in cash or in kind, whether such assets be in cash or other property, and any such vote or votes may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purposes of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash and/or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

SEVENTH:     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

FINLAY FINE JEWELRY CORPORATION

Pursuant to Section 242
of the General Corporation
Law of the State of Delaware

The undersigned President and Secretary of FINLAY FINE JEWELRY CORPORATION, a corporation existing under the laws of the State of Delaware (the “Corporation”), hereby certify as follows:

FIRST:            The Certificate of Incorporation has been amended as follows:

By amending Article FOURTH, Section (A) to read in its entirety:

“(A) Statement of Authorized Stock. The Corporation shall have the authority to issue a total number of 10,100,000 shares of capital stock of the following classes in the following amounts:

(1) Common Stock - 10,000,000 shares, par value $.01 per share (the “Common Stock”);

(2)  Preferred Stock - 100,000 shares, par value $.01 per share (the “Preferred Stock”).”

SECOND:       This amendment has been duly adopted at a joint meeting of the Board of Directors of the Corporation and the sole stockholder of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 8th day of January, 1990.

/s/ Robert S. Lowenstein
Name: Robert S. Lowenstein
Title: President

ATTEST:

/s/ Bonni G. Davis
Name: Bonni G. Davis
Title: Secretary

2

CERTIFICATE OF CHANGE OF LOCATION OF
REGISTERED OFFICE AND/OR REGISTERED AGENT
OF

FINLAY FINE JEWELRY CORPORATION

The Board of Directors of the Finlay Fine Jewelry Corporation, a Corporation of Delaware, on this 4th day of October, A.D. 1990, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 15 North Street Street, in the City of Dover, County of Kent Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is National Corporate Research, Ltd.

The Finlay Fine Jewelry Corporation, a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Sr Vice President and Attested by its Secretary, the 10th day of October A.D., 1990.

		BY:	/s/ Barry D. Scheckner
Senior Vice President
Barry D. Scheckner

ATTEST:	/s/ Bonni G. Davis
Secretary
Bonni G. Davis

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

FINLAY FINE JEWELRY CORPORATION

Pursuant to Section 242
of the General Corporation
Law of the State of Delaware

The undersigned Chairman and Secretary of FINLAY FINE JEWELRY CORPORATION, a corporation existing under the laws of the State of Delaware (the “Corporation”), hereby certify as follows:

FIRST:            The Certificate of Incorporation has been amended as follows:

By amending Article FOURTH, Section (A) to read in its entirety:

“(A)  Statement of Authorized Stock.  The Corporation shall have the authority to issue a total number of 6,000 shares of capital stock of the following classes in the following amounts:

(1)  Common Stock - 5,000 shares, par value $.01 per share (the “Common Stock”);

(2) Preferred Stock - 1,000 shares, par value $.01 per share (the “Preferred Stock”).”

SECOND:       This amendment has been duly adopted at a joint meeting of the Board of Directors of the Corporation and the sole stockholder of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 18 day of October, 1991.

/s/ Ronald B. Grudberg
Name: Ronald B. Grudberg
Title: Chairman

ATTEST:

/s/ Bonni G. Davis
Name: Bonni G. Davis
Title: Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE

* * * * *

FINLAY FINE JEWELRY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 21st day of October, 2003.

/s/ Bonni G. Davis
Bonni G. Davis, Vice President